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                                                                    EXHIBIT 23.1


                          INDEPENDENT AUDITORS' CONSENT

The Board of Directors
International Isotopes Inc.:

We consent to incorporation by reference in the registration statement (No. 333-71655) on Form S-3 and the registration statement (No. 333-71657) on Form S-8 of International Isotopes Inc. (a development stage enterprise) of our report dated March 19, 1999, except as to note 1(a) which is as of April 15, 1999, relating to the consolidated balance sheets of International Isotopes Inc. and subsidiaries as of December 31, 1998 and 1997, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years ended December 31, 1998 and 1997, the period from November 1, 1995 (inception) through December 31, 1996 and the period from November 1, 1995 (inception) through December 31, 1998, which report appears in the December 31, 1998 annual report on Form 10-K/A2 of International Isotopes Inc.


                                             KPMG LLP


Dallas, Texas
July 6, 1999